UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

4211 W. Boy Scout Boulevard, Suite 290 Tampa, Florida, United States	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (416) 203-3898
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Items 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
SHAREOWNER RIGHTS PLAN
PRESS RELEASE FOR COTT CORPORATION
Item 1.01. Entry into a Material Definitive Agreement.
     On April 25, 2007, the Cott Corporation (the “Company”) entered into a Rights Agreement (as defined in Item 3.03 below). The material terms and conditions of the Rights Agreement are described below in response to Item 3.03. The response to Item 3.03 is hereby incorporated by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.
Item 3.03. Material Modification to Rights of Security Holders.
     On April 25, 2007, the Company entered into a Shareowner Rights Plan Agreement with Computershare Investor Services Inc. (the “Rights Agreement”), which provides for the issuance of one right for each outstanding common share without nominal or par value (the “Common Shares”) outstanding at the Effective Time (as defined below). Capitalized terms used in this Form 8-K but not otherwise defined in this Form 8-K shall have the respective meanings set forth in the Rights Agreement.
     The following is a summary description of the material terms of the Rights Agreement:
     The Rights. The Rights Agreement provides for the issuance of one Right with respect to each outstanding Common Share at the Effective Time (such issuance to be effective as soon as practicable after the filing of applicable regulatory notices). The Rights initially will trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. From and after the Separation Time (as defined below), Rights will be evidenced by certificates, will trade separately from Common Shares and will be exercisable. If the rights become exercisable, each Right would entitle its holder (other than an Acquiring Person) to purchase that number of Common Shares having an aggregate market price equal to twice the Exercise Price of the Rights. Rights may be issued after the Separation Time and prior to the Expiration Time. New Rights will accompany any new Common Shares that the Company issues after the Effective Date and until the Separation Time (as defined below). After the occurrence of a Flip-In Event (as defined below), Rights held by the Acquiring Person, its Affiliates or Associates; or any Persons acting jointly or in concert with the Acquiring Person or its Affiliates or Associates, or any of their transferees, will not be exercisable.
     Exercise Price. Each Right will have an initial exercise price of $100 (subject to anti-dilution adjustments).
     Effective Date. Effective Date means April 25, 2007.
     Effective Time. Effective Time means 8:01 p.m. (Toronto Time) on the Effective Date.
     Separation Time. The Rights will separate and trade separately from the Common Shares and become exercisable at the “Separation Time,” which shall mean the close of business on the 10th trading day following the earlier of (a) the first date of the public announcement of facts indicating that a person, entity or group has become an Acquiring Person, and (b) (i) the date of commencement or first public announcement of the intent of a person, entity or group to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid) which, if completed, would result in that person, entity or group becoming an Acquiring Person, provided that, in respect of a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid) commenced, or the intention of which is publicly announced, prior to the Effective Date, the Separation Time shall be the close of business on the third trading day after the Effective Date, and (ii) two days following the date on which a Permitted Bid or a Competing Permitted Bid ceases to qualify as such, provided that if a Take-over Bid referred to in (b) expires, is cancelled, is terminated or is otherwise withdrawn prior to the Separation Time, such bid will be deemed never to have been made. The Board also may delay the Separation Time.
     Permitted Bids. If the Company receives a Permitted Bid, the Separation Time would not be triggered.
     To qualify as a Permitted Bid:
     (a) The bid must be made for all outstanding shares on the same terms and for the same consideration;
     (b) The bid must provide that shares may be deposited pursuant to the bid at any time prior to the close of business on the 60th day following the date of the bid and all shares deposited may be withdrawn prior to that date;
     (c) The bid must provide that the shares cannot be taken up and paid for thereunder until the close of business on the 60th day following the date of the bid;
     (d) The bid must provide that not less than 50% of the shares held by independent shareowners must be deposited before any shares may be taken up and paid for by the Acquiring Person and, if not less than 50% of the outstanding shares are deposited, an announcement of such fact must be made and the bid must be extended for at least an additional 10 business days following the date of such announcement.
     Waiver. The Board of Directors of the Company (the “Board”) has the right to waive the application of the Rights Agreement in certain circumstances, including: (i) prior to a Flip-In Event, the Board may waive the application of the Rights Agreement to the Flip-In Event if such Flip-In Event would occur by reason of an acquisition of Common Shares otherwise than pursuant to a Take-over Bid made by means of a circular to all of the holders of Common Shares; (ii) prior to a Flip-in Event, the Board may waive the application of the Rights Agreement in respect of a particular Flip-In Event resulting from a Take-over Bid made by Take-over Bid circular to all holders of Common Shares, in which event such waiver will also be deemed to be a waiver in respect of any other

Flip-In Event resulting from a Take-over Bid made by Take-over Bid circular to all registered holders of Common Shares prior to the expiration of the Take-over Bid in respect of which a waiver has been granted; and (iii) after a Flip-In Event, the Board may waive the application of the Rights Agreement, provided (a) the Acquiring Person became such through inadvertence and without intentions to, and without knowledge of becoming, an Acquiring Person, and (b) the Acquiring Person reduces its Beneficial Ownership of Common Shares so that it is no longer an Acquiring Person within certain time limits and upon certain conditions acceptable to the Board.
     Redemption. The Board may redeem all, but not less than all, of the Rights at a price of $0.00001 per Right at any time prior to the occurrence of a Flip-In-Event. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price. The redemption price will be adjusted for stock splits, exchanges or stock dividends of the Common Shares.
     Anti-Dilution. The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of rights outstanding are subject to adjustment to protect the holders of Rights against dilution upon the occurrence of specified events, including the declaration or payment of dividends on the Company’s Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving rights to acquire Common Shares), a subdivision, combination, or change of the outstanding Common Shares into a greater or smaller number of Common Shares, the issuance of Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares, the establishment by the Company at any time after the Effective Time and prior to the Separation Time of a record date for the issuance of rights, options or warrants to all or substantially all holders of Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price that is less than the market price per Common Share on the record date, and establishment of a record date for a dividend to all holders of Common Shares of evidences of indebtedness or assets, rights, options or warrants, subject to certain specified limitations and exceptions.
     Expiration of Rights. The Rights Agreement and all outstanding Rights terminate and become void from and after the first to occur of October 24, 2007 and the date on which the Board elects or is deemed to have elected to redeem the Rights.
     Regulatory Approvals. The consummation of each action or event contemplated by the Rights Agreement is subject to the receipt of requisite approvals or consents from governmental or regulatory authorities having jurisdiction over the Company, including any requisite approval of stock exchanges on which the Company’s Common Shares are listed.
     Supplements and Amendments. Prior to the occurrence of a Flip-In-Event, the Company may, at any time, amend, vary or rescind any of the provisions of the Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of rights generally), subject to the receipt of any necessary regulatory approval including that of the Toronto Stock Exchange.
Certain Definitions
     “Acquiring Person” means a person who becomes a Beneficial Owner of 20% or more of the outstanding Common Shares, excluding certain persons, including the Company and its subsidiaries, and also persons who become a Beneficial Owner of 20% of the Common Shares as a result of certain permitted acquisitions or an underwriter acquiring Common Shares in connection with distribution of securities pursuant to an underwriting agreement with the Company.
     “Beneficial Owner” is broadly defined to include not only securities held directly and indirectly by the particular person, but also by that person’s affiliates and associates and securities which such person and his affiliates and associates have a right to acquire within a period of 60 days (whether or not on condition or the happening of any contingency or the making of any payment), as well as any securities beneficially owned by any person with whom such person is acting jointly or in concert.
     “Competing Permitted Bid” means a Take-over Bid that
     (i) is made after a Permitted Bid has been made and prior to the expiration of the Permitted Bid;
     (ii) satisfies all components of the definition of Permitted Bid other than the requirements set out in Clause (b) of that definition; and
     (iii) contains an irrevocable and unqualified provision that no Common Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of (a) the date on which Common Shares may be taken up under the earliest Permitted Bid that preceded the Competing Bid (determined at the date of making the Take-over Bid and assuming no amendment or variation to the terms and satisfaction of all conditions to the completion of the Permitted Bid) and (b) 35 days following the date of the Take-over Bid.
     “Expiration Time” means the date that is the earlier of: (i) the time at which the exercise rights terminate pursuant to the Rights Agreement and (ii) October 24, 2007.

     “Flip-In Event” means a transaction in or pursuant to which any person, entity or group becomes an Acquiring Person.
     “Take-over Bid” means an offer to acquire Common Shares or convertible securities, where the Common Shares subject to the offer to acquire, together with the Common Shares underlying the convertible securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding Common Shares at the date of the offer to acquire.
     The preceding summary of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, filed as Exhibit 4.1 to this Report and incorporated herein by reference.
Item 8.01. Other Events.
     On April 25, 2007, the Company issued a press release announcing the Company’s adoption of a Rights Agreement. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.
Items 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
4.1	Shareowner Rights Plan Agreement, dated April 25, 2007, between the Company and Computershare Investor Services Inc., a Rights Agent, including the form of Rights Certificate attached thereto as Exhibit A.

99.1	Press Release Dated April 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION

Date: April 27, 2007	By:	/s/ Mark Halperin

	Name:	Mark Halperin
	Title:	Chief Legal & Ethics Officer Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Shareowner Rights Plan Agreement, dated April 25, 2007, between the Company and Computershare Investor Services Inc., a Rights Agent, including the form of Rights Certificate attached thereto as Exhibit A.

99.1	Press Release Dated April 25, 2007.